                            AT&T CAPITAL CORPORATION,
                                     Issuer,

                                       AND

                THE FIRST NATIONAL BANK OF CHICAGO, N.A., Trustee

                             ______________________

                                    INDENTURE

                          DATED AS OF OCTOBER __, 1996

                            ________________________

                           __% SUBORDINATED DEBENTURES

                                    DUE 2016

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                 Certain Sections of this Indenture relating to
                         Sections 310 through 318 of the
                          Trust Indenture Act of 1939:


Trust Indenture                                                     Indenture
  Act Section                                                        Section
---------------                                                     ----------
Section 310(a)(1)          .................................    609
           (a)(2)          .................................    609
           (a)(3)          .................................    Not Applicable
           (a)(4)          .................................    Not Applicable
           (b)             .................................    608, 610
Section 311(a)             .................................    613
           (b)             .................................    613
Section 312(a)             .................................    701
                           .................................    702(a)
           (b)             .................................    702(b)
           (c)             .................................    702(c)
Section 313(a)             .................................    703(a)
           (a)(4)          .................................    101, 1004
           (b)             .................................    703(a)
           (c)             .................................    703(a)
           (d)             .................................    703(b)
Section 314(a)             .................................    704
           (b)             .................................    Not Applicable
           (c)(1)          .................................    102
           (c)(2)          .................................    102
           (c)(3)          .................................    Not Applicable
           (d)             .................................    Not Applicable
           (e)             .................................    102
Section 315(a)             .................................    601
           (b)             .................................    602
           (c)             .................................    601
           (d)             .................................    601
           (e)             .................................    514
Section 316(a)             .................................    101
           (a)(1)(A)       .................................    502
                           .................................    512
           (a)(1)(B)       .................................    513
           (a)(2)          .................................    Not Applicable
           (b)             .................................    508
           (c)             .................................    104(c)
Section 317(a)(1)          .................................    503
           (a)(2)          .................................    504
           (b)             .................................    1003
Section 318(a)             .................................    107

----------
Note: This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.


                                       (i)
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

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----

                                   ARTICLE ONE

                        Definitions and other Provisions
                            of General Application.........................  1
       SECTION 101.  Definitions...........................................  1
       SECTION 102.  Compliance Certificates and Opinions.................. 10
       SECTION 103.  Form of Documents Delivered to Trustee................ 10
       SECTION 104.  Acts of Holders; Record Dates......................... 11
       SECTION 105.  Notices, Etc., to Trustee and the
                          Company.......................................... 12
       SECTION 106.  Notice to Holders; Waiver............................. 12
       SECTION 107.  Conflict with Trust Indenture Act..................... 13
       SECTION 108.  Effect of Headings and Table of
                          Contents......................................... 13
       SECTION 109.  Successors and Assigns................................ 13
       SECTION 110.  Separability Clause................................... 13
       SECTION 111.  Benefits of Indenture................................. 14
       SECTION 112.  GOVERNING LAW......................................... 14
       SECTION 113.  Legal Holidays........................................ 14

                                   ARTICLE TWO

                                Security Forms............................. 14
       SECTION 201.  Forms Generally....................................... 14
       SECTION 202.  Form of Face of Security.............................. 15
       SECTION 203.  Form of Reverse of Security........................... 17
       SECTION 204.  Form of Trustee's Certificate of
                          Authentication................................... 20

                                  ARTICLE THREE

                                The Securities............................. 20
       SECTION 301.  Title and Terms....................................... 20
       SECTION 302.       Denominations.................................... 22
       SECTION 303.  Execution, Authentication, Delivery and
                          Dating........................................... 22
       SECTION 304.  Temporary Securities.................................. 22
       SECTION 305.  Registration, Registration of Transfer
                           and Exchange.................................... 23
       SECTION 306.  Mutilated, Destroyed, Lost and Stolen
                           Securities...................................... 24
       SECTION 307.  Payment of Interest; Interest Rights
                           Preserved....................................... 25
       SECTION 308.  Persons Deemed Owners................................. 26
       SECTION 309.  Cancellation.......................................... 26
       SECTION 310.  Computation of Interest............................... 27

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                       (i)
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

                                                                            Page
                                                                            ----

                                  ARTICLE FOUR

                          Satisfaction and Discharge....................... 27
       SECTION 401.  Satisfaction and Discharge of Indenture............... 27
       SECTION 402.  Application of Trust Money............................ 28

                                  ARTICLE FIVE

                                   Remedies................................ 28
       SECTION 501.  Events of Default..................................... 28
       SECTION 502.  Acceleration of Maturity; Rescission
                           and Annulment................................... 29
       SECTION 503.  Collection of Indebtedness and Suits
                           for Enforcement by Trustee...................... 30
       SECTION 504.  Trustee May File Proofs of Claim...................... 31
       SECTION 505.  Trustee May Enforce Claims Without
                           Possession of Securities........................ 32
       SECTION 506.  Application of Money Collected........................ 32
       SECTION 507.  Limitation on Suits................................... 32
       SECTION 508.  Unconditional Right of Holders to
                           Receive Principal and Interest.................. 33
       SECTION 509.  Restoration of Rights and Remedies.................... 33
       SECTION 510.  Rights and Remedies Cumulative........................ 34
       SECTION 511.  Delay or Omission Not Waiver.......................... 34
       SECTION 512.  Control by Holders.................................... 34
       SECTION 513.  Waiver of Past Defaults............................... 34
       SECTION 514.  Undertaking for Costs................................. 35

                                   ARTICLE SIX

                                  The Trustee.............................. 35
       SECTION 601.  Certain Duties and Responsibilities................... 35
       SECTION 602.  Notice of Defaults.................................... 35
       SECTION 603.  Certain Rights of Trustee............................. 36
       SECTION 604.  Not Responsible for Recitals or
                           Issuance of Securities.......................... 37
       SECTION 605.  May Hold Securities................................... 37
       SECTION 606.  Money Held in Trust................................... 37
       SECTION 607.  Compensation and Reimbursement........................ 38
       SECTION 608.  Disqualification; Conflicting Interests............... 38
       SECTION 609.  Corporate Trustee Required; Eligibility............... 38
       SECTION 610.  Resignation and Removal; Appointment of
                           Successor....................................... 39
       SECTION 611.  Acceptance of Appointment by Successor................ 40
       SECTION 612.  Merger, Conversion, Consolidation or
                           Succession to Business.......................... 40
       SECTION 613.  Preferential Collection of Claims
                           Against Company................................. 41

                                  ARTICLE SEVEN

                     Holders' Lists and Reports by Trustee................. 41

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                      (ii)
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

                                                                            Page
                                                                            ----

       SECTION 701.  Company to Furnish Trustee Names and
                           Addresses of Holders............................ 41
       SECTION 702.  Preservation of Information;
                           Communications to Holders....................... 41
       SECTION 703.  Reports by Trustee.................................... 42

                                  ARTICLE EIGHT

             Consolidation, Merger, Conveyance, Transfer or Lease.......... 42
       SECTION 801.  Company May Consolidate,
                           Etc., Only on Certain Terms..................... 42
       SECTION 802.  Successor Substituted................................. 43

                                  ARTICLE NINE

                            Supplemental Indentures........................ 44
       SECTION 901.  Supplemental Indentures Without Consent
                           of Holders...................................... 44
       SECTION 902.  Supplemental Indentures with Consent of
                           Holders......................................... 44
       SECTION 903.  Execution of Supplemental Indentures.................. 45
       SECTION 904.  Effect of Supplemental Indentures..................... 45
       SECTION 905.  Conformity with Trust Indenture Act................... 46

                                   ARTICLE TEN

                   Covenants; Representations and Warranties............... 46
       SECTION 1001.  Payment of Principal and Interest.................... 46
       SECTION 1002.  Maintenance of Office or Agency...................... 46
       SECTION 1003.  Money for Security Payments to Be Held
                           in Trust........................................ 46
       SECTION 1004.  Reports by the Company .............................. 47
       SECTION 1005.  Limitations on Incurrence of Secured
                           Debt............................................ 47
       SECTION 1006.  Limitations on Incurrence of Senior
                          Indebtedness.]................................... 50
       SECTION 1007.  Statement as to Compliance; Notice of
                           Certain Events of Default....................... 50

                                 ARTICLE ELEVEN

                      Subordination of Securities.......................... 51
       SECTION 1101.  Securities Subordinate to Senior
                           Indebtedness.................................... 51
       SECTION 1102.  Payment Over of Proceeds upon
                           Dissolution, etc................................ 51
       SECTION 1103.  No Payment When Senior Indebtedness in
                           Default......................................... 53
       SECTION 1104.  Payment Permitted If No Default...................... 53
       SECTION 1105.  Subrogation to Rights of Holders of
                           Senior Indebtedness............................. 53

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                      (iii)
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

                                                                            Page
                                                                            ----
       SECTION 1106.  Provisions Solely to Define Relative
                          Rights........................................... 54
       SECTION 1107.  Trustee to Effectuate Subordination.................. 54
       SECTION 1108.  No Waiver of Subordination Provisions................ 55
       Section 1109.  Notice to Trustee.................................... 55
       SECTION 1110.  Reliance on Judicial Order or
                          Certificate of Liquidating Agent................. 56
       SECTION 1111.  Rights of Trustee as a Holder of
                      Senior Indebtedness; Preservation of
                          Trustee's Rights................................. 56
       SECTION 1112.  Article Applicable to Paying Agents.................. 57
       SECTION 1101.  Guarantee; Status of Guarantee....................... 57
       SECTION 1102.  Execution of Guarantee............................... 58
       SECTION 1103.  Form of Notation of Guarantee........................ 59

                                 ARTICLE TWELVE

                      Redemption of Securities............................. 61
       SECTION 1201.  Optional Redemption.................................. 61
       SECTION 1202.  Applicability of Article............................. 61
       SECTION 1203.  Authorization for Redemption; Notice
                           to Trustee...................................... 61
       SECTION 1204.  Selection by Trustee of Securities to
                           Be Redeemed..................................... 62
       SECTION 1205.  Notice of Redemption................................. 62
       SECTION 1206.  Deposit of Redemption Price.......................... 63
       SECTION 1207.  Securities Payable on Redemption Date................ 63
       SECTION 1208.  Securities Redeemed in Part.......................... 63

----------
Note: This table of contents shall not, for any purpose, be deemed to be a part of the Indenture.


                                      (iv)

            INDENTURE, dated as of October __, 1996, from AT&T Capital Corporation, a corporation duly organized and validly existing under the laws of the State of Delaware (the "Company"), to The First National Bank of Chicago, N.A. (the "Trustee").

                             RECITALS OF THE COMPANY

            The Company has duly authorized the execution and delivery of this Indenture to provide for the issuance of its ___% Subordinated Debentures due 2016 (the "Securities") as herein provided.

            All things necessary to make this Indenture a valid agreement of the Company, in accordance with its terms, have been done.

                   NOW THEREFORE, THIS INDENTURE WITNESSETH:

            For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed as follows for the equal and ratable benefit of the Holders of the Securities:

                                   ARTICLE ONE

                        Definitions and other Provisions
                             of General Application

SECTION 101.  Definitions.

            For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

            (1) the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

            (2) all other terms used herein which are defined in the Trust Indenture Act, either directly or by reference therein, have the meanings assigned to them therein;

            (3) all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles; and

            (4) the words "herein", "hereof" and "hereunder" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

            "Accounts Receivable" mean (i) any accounts receivable (whether or not earned by performance), chattel paper, instruments, documents, general intangibles, trade acceptances, any other rights to receive installment, rental or other payments for, or relating to amounts due or to become due on account of

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                                                                               2


equipment or goods sold or leased or to be sold or leased or services rendered or to be rendered or funds advanced or loaned or to be advanced or loaned and other rights to payment of any kind, (ii) any proceeds of any of the foregoing and (iii) any interest in any property or asset of any kind (whether of the obligor under such Accounts Receivable or any other person) securing the payment of any item listed in clause (i) hereof.

            "Act", when used with respect to any Holder, has the meaning specified in Section 104.

            "Additional Interest" means interest that shall accrue on any interest on the Securities that is in arrears for more than one quarter or not paid during an Extension Period, which in either case shall accrue at the rate of __% per annum compounded quarterly.

            "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            "Board of Directors" means either the board of directors of the Company or any duly authorized committee of that board.

            "Board Resolution" means a copy of a resolution certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by certification, and delivered to the Trustee.

            "Business Day" means a day other than a day on which banking institutions in the City of New York are authorized or required by law to close.

            "Commission" means the Securities and Exchange Commission, as from time to time constituted, created under the Securities Exchange Act of 1934, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

            "Company" means the Person named as the "Company" in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Company" shall mean such successor Person.

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                                                                               3


            "Company Request" or "Company Order" means a written request or order signed in the name of the Company by its Chairman, a Vice Chairman, its President or a Vice President and delivered to the Trustee.

            "Consolidated EBIT" means, for any period, the sum of (i) Consolidated Net Income for such period plus (ii) to the extent deducted in determining such Consolidated Net Income, the sum of Consolidated Interest Expense and the provision for income tax for such period.

            "Consolidated Interest Expense" means, for any period, the interest expense of the Company and its Consolidated Subsidiaries determined on a consolidated basis for such period.

            "Consolidated Net Income" means, for any period, the net income
(loss) (calculated (a) before preferred and common stock dividends and (b) exclusive of the effect of any extraordinary or other materials non-recurring gain or loss outside the ordinary course of business) of the Company and its Consolidated Subsidiaries, determined on a consolidated basis for such period.

            "Consolidated Net Tangible Assets" means, at the date of any determination, the total assets appearing on the consolidated balance sheet of the Company and any Restricted Subsidiaries as at the end of the most recent fiscal quarter of the Company for which such balance sheet is available, prepared in accordance with generally accepted accounting principles, less (a) all current liabilities (obligations whose liquidity is reasonably expected to occur within twelve months), (b) investments in and advances to Subsidiaries other than Restricted Subsidiaries or other entities accounted for on the equity method of accounting, and (c) Intangible Assets. "Intangible Assets" means the value (net of any applicable reserves), as shown on or reflected in the Company's balance sheet, of: (i) all trade names, trademarks, licenses, patents, copyrights and goodwill; (ii) organization and development costs; (iii) deferred charges (other than prepaid items such as insurance, taxes, interest, commissions, rents and similar items and tangible assets being amortized); and
(iv) unamortized debt discount and expense, less unamortized premium.

            "Corporate Trust Office" means the principal office of the Trustee in New York, New York, at which at any particular time its corporate trust business shall be administered and which at the date of this Indenture is 153 West 53rd Street, New York, New York 10019.

            "Defaulted Interest" has the meaning specified in Section 307.

            "Event of Default" has the meaning specified in Section 501.

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

                                                                               4


            "Extension Period" has the meaning specified in Section 301.

            "Federal Bankruptcy Code" means the Bankruptcy Act of Title 11 of the United States Code, as amended from time to time.

            "General Partner" means the Company, in its capacity as general partner of the Partnership.

            "Holder" means a Person in whose name a Security is registered in the Security Register.

            "Indenture" means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

            "Interest Payment Date", when used with respect to any installment of interest on a Security, means the date specified in such Security as the fixed date on which an installment of interest with respect to the Securities is due and payable.

            "Limited Partnership Agreement" means the Amended and Restated Agreement of Limited Partnership, dated as of October __, 1996, of the Partnership, as amended, modified or otherwise supplemented from time to time.

            "Maturity", when used with respect to any Security, means the date on which the original of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption or otherwise.

            "Non-Recourse Debt" of the Company or any Restricted Subsidiary means any indebtedness for borrowed money of the Company or such Restricted Subsidiary, as the case may be, which is secured by any lien (as such term is used in Section 1006) on, or payable solely from the income and proceeds of, any property (including, without limiting the generality of such term, any intangible assets), shares of stock, other equity interests or debt of the Company or such Restricted Subsidiary, as the case may be, and which is not a general obligation of the Company or such Restricted Subsidiary, as the case may be.

            "Officers' Certificate" means a certificate signed by (i) the Chairman, a Vice Chairman, the President, a Vice President, or the Treasurer of the Company and (ii) the Secretary or an Assistant Secretary of the Company and delivered to the Trustee; provided, however, that such certificate may be signed by two of the officers or directors listed in clause (i) above in
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                                                                               5


lieu of being signed by one of such officers or directors listed in such clause
(i) and one of the officers listed in clause (ii) above. One of the officers signing an Officer's Certificate given pursuant to Section 1004 shall be the principal executive, financial or accounting officer of the Company. Any Officers' Certificate delivered with respect to compliance with a condition or covenant provided for in this Indenture shall include:

            (a) a statement that each officer signing the Officers' Certificate has read the covenant or condition and the definitions relating thereto;

            (b) a brief statement of the nature and scope of the examination or investigation undertaken by each officer in rendering the Officers' Certificate;

            (c) a statement that each such officer has made such examination or investigation as, in such officer's opinion, is necessary to enable such officer to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (d) a statement as to whether, in the opinion of each such officer, such condition or covenant has been complied with.

            "Opinion of Counsel" means a written opinion of counsel, who may be counsel for the Company, and who shall be acceptable to the Trustee.

            "Outstanding", when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except: (i) Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; (ii) Securities for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities; provided that, if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made; and (iii) Securities which have been paid pursuant to Section 401, or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company.

            "Partnership" means Capita Preferred Funding, L.P., a Delaware limited partnership, and any successor thereto.

            "Partnership Investment Company Event" means that the General Partner shall have requested and received an opinion of nationally recognized independent legal counsel experienced in such matters to the effect that as a result of the occurrence on or after the date hereof of a change in law or regulation or a change in interpretation or application of law or regulation by any legislative body, court, governmental agency or regulatory authority, the Partnership is or will be considered an "investment company" which is required to be registered under the Investment Company Act of 1940.

            "Partnership Preferred Securities" means the __% limited partnership interests, liquidation amount $25 per Partnership Preferred Security, issued pursuant to the Limited Partnership Agreement.

            "Partnership Special Event" means either a Partnership Investment Company Event or a Partnership Tax Event.

            "Partnership Tax Event" means that the Company, as the general partner of the Partnership, shall have requested and received an opinion of nationally recognized independent tax counsel experienced in such matters to the effect that there has been a Tax Action which affects any of the events described in (i) through (iii) below and that there is more than an insubstantial risk that (i) the Partnership is, or will be subject to United States federal income tax with respect to income accrued or received on the Affiliate Investment Instruments or the Eligible Debt Securities (each as defined in the Limited Partnership Agreement), (ii) the Partnership is, or will be subject to more than a de minimis amount of other taxes, duties or other governmental charges or (iii) interest payable by one or more of the obligors with respect to the Affiliate Investment Instruments to the Partnership is not, or will not be, deductible by the Company for United States federal income tax purposes.

            "Paying Agent" means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company which shall initially be The First National Bank of Chicago, N.A.

            "Person" means any individual, corporation, partnership, joint venture, trust, limited liability company or corporation, unincorporated organization or government or any agency or political subdivision thereof.

            "Predecessor Security" of any particular Security means every previous Security evidencing all or a portion of the same debt as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 306 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

            "Redemption Date", when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

            "Redemption Price", when used with respect to any Security to be redeemed, means the price at which it is to be redeemed pursuant to this Indenture.

            "Regular Record Date" for the interest payable on any Interest Payment Date means the Business Day next preceding such Interest Payment Date.

            "Representative" means an indenture trustee or other trustee, agent or representative for an issue of Senior Indebtedness.

            "Responsible Officer", when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

            "Restricted Subsidiary" means each Subsidiary of the Company organized under the laws of any State of the United States or the District of Columbia, no substantial portion of the business of which is carried on outside of the United States; provided that each Drop-Down Subsidiary (as defined in Section 1005) shall be a Restricted Subsidiary.

            "Securities" has the meaning specified in the Recitals to this instrument.

            "Security Register" and "Security Registrar" have the respective meanings specified in Section 305.

            "Senior Indebtedness" means the principal of, premium, if any, interest on and any other payment due pursuant to any of the following, whether outstanding at the date hereof or hereafter incurred, created or assumed: (i)
all indebtedness of the Company (other than any obligations to trade creditors) evidenced by notes, debentures, bonds or other securities sold by the Company for money borrowed and capitalized lease obligations;
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                                                                               8


(ii) all indebtedness of others of the kinds described in the preceding clause
(i) assumed or guaranteed in any manner by the Company or in effect guaranteed by the Company; and (iii) all renewals, extensions or refundings of indebtedness of the kinds described in either of the preceding clauses (i) or (ii), unless, in the case of any particular indebtedness, capitalized lease obligation, guarantee, renewal, extension or refunding, the instrument creating or evidencing the same or the assumption or guarantee of the same expressly provides that such indebtedness, renewal, extension or refunding is subordinated to or is pari passu with the Securities.

            "Special Record Date" for the payment of any Defaulted Interest means a date fixed by the Trustee pursuant to Section 307.

            "Stated Maturity", when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal, together with any accrued and unpaid interest (including Additional Interest), of such Security or such installment of interest is due and payable.

            "Subsidiary" means any Person a majority of the equity ownership or the Voting Stock of which is at the time owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries. For the purposes of this definition, "voting stock" means stock which ordinarily has voting power for the election of directors, whether at all times or only so long as no senior class of stock has such voting power by reason of any contingency.

            "Tax Action" means that there has been (a) an amendment to, change in or announced proposed change in the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, (b) a judicial decision interpreting, applying, or clarifying such laws or regulations, (c) an administrative pronouncement or action that represents an official position (including a clarification of an official position) of the governmental authority or regulatory body making such administrative pronouncement or taking such action, or (d) a threatened challenge asserted in connection with an audit of the Company or any of its Subsidiaries, the Partnership, or the Trust, or a threatened challenge asserted in writing in connection with any other taxpayer that has raised capital through the issuance of securities that are substantially similar to the Securities, the Partnership Preferred Securities, or the Trust Preferred Securities, which amendment or change is adopted or which decision or pronouncement is announced or which action, clarification or challenge occurs on or after the date of this Indenture.

            "Trust" means Capita Preferred Trust, a Delaware business trust, and any successor thereto.

            "Trust Agreement" has the meaning specified in the first paragraph of this instrument.

            "Trustee" means the Person named as the "Trustee" in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter "Trustee" shall mean such successor Trustee.

            "Trust Indenture Act" means the Trust Indenture Act of 1939 as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, "Trust Indenture Act" means, to the extent required by any such amendment, the Trust Indenture Act of 1939 as so amended.

            "Trust Preferred Securities" means the __% Trust Originated Preferred Securities, liquidation amount $25 per Trust Preferred Security, issued pursuant to the Trust Agreement.

            "Vice President", when used with respect to the Company or the Trustee, means any vice president, whether or not designated by a number or a word or words added before or after the title "vice president".

SECTION 102. Compliance Certificates and Opinions.

            Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee such certificates and opinions as may be required under the Trust Indenture Act. Each such certificate or opinion shall be given in the form of an Officers' Certificate, if to be given by an officer of the Company, or an Opinion of Counsel, if to be given by counsel, and shall comply with the requirements of the Trust Indenture Act and any other requirement set forth in this Indenture.

SECTION 103. Form of Documents Delivered to Trustee.

            In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

            Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

            Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form any instrument.

SECTION 104. Acts of Holders; Record Dates.

            (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of the Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and (subject to Section 601) conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section.

            (b) The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof. Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

            (c) The Company may, in the circumstances permitted by the Trust Indenture Act, fix any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted to be given or taken by Holders. If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 701) prior to such first solicitation or vote, as the case may be. With regard to any record date, only the Holders on such date (or their duly designated proxies) shall be entitled to give or take, or vote on, the relevant action.

            (d) The ownership of Securities shall be proved by the Security Register.

            (e) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

SECTION 105. Notices, Etc., to Trustee and the Company.

            Any request, demand, authorization, direction, notice, consent, waiver or Act of Holders or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

            (1) the Trustee by any Holder or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing to or with the Trustee at its Corporate Trust Office, Attention: Corporate Trust Trustee Administration, or

            (2) the Company by the Trustee or by any Holder shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to the Company addressed to it at the address of its principal office specified below or at any other address previously furnished in writing to the Trustee by the Company.

            If to the Company to:

                  AT&T Capital Corporation
                  44 Whippany Road
                  Morristown, NJ  07962-1963
                  Attention: Treasurer

SECTION 106. Notice to Holders; Waiver.

            Where this Indenture provides for notice to Holders of any event, such notice shall be sufficiently given (unless otherwise herein expressly provided) if in writing and mailed, first-class postage prepaid, to each Holder affected by such event, at his address as it appears in the Security Register, not later than the latest date (if any), and not earlier than the earliest date (if any), prescribed for the giving of such notice. In any case where notice to Holders is given by mail, neither the failure to mail such notice, nor any defect in a notice so mailed, to any particular Holder shall affect the sufficiency of such notice with respect to other Holders. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

            In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification as shall be made with the approval of the Trustee shall constitute a sufficient notification for every purpose hereunder.

SECTION 107. Conflict with Trust Indenture Act.

            If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.

SECTION 108. Effect of Headings and Table of Contents.

            The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 109. Successors and Assigns.

            The Company will have the right at all times to assign any of its rights or obligations under this Indenture to a direct or indirect wholly-owned Subsidiary, provided that, in the event of any such assignment, the Company will remain liable for all such obligations. Subject to the foregoing, this Indenture is binding upon and inures to the benefit of the parties hereto and their respective successors and assigns. This Indenture may not otherwise be assigned by the parties hereto.

SECTION 110.  Separability Clause.

            In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 111. Benefits of Indenture.

            Nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, the holders of Senior Indebtedness, the holders of Preferred Securities (to the extent provided herein) and the Holders of Securities, any benefit or any legal or equitable right, remedy or claim under this Indenture.

SECTION 112. GOVERNING LAW.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

SECTION 113. Legal Holidays.

            In any case where any Interest Payment Date, Redemption Date or Stated Maturity of any Security shall not be a Business Day, then (notwithstanding any other provision of this Indenture or of the Securities) payment of interest or principal of the Securities shall be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay) except that, if such Business Day is in the next succeeding calendar year, such payment of interest or principal of the Securities, as the case may be, shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if made on the Interest Payment Date or Redemption Date, or at the Stated Maturity.

                                   ARTICLE TWO

                                 Security Forms

SECTION 201. Forms Generally.

            The Securities and the Trustee's certificates of authentication shall be in substantially the forms set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the officers executing such Securities, as evidenced by their execution of the Securities.

            The definitive Securities shall be printed, lithographed or engraved or produced by any combination of these or other methods, all as determined by the officers executing such Securities, as evidenced by their execution of such Securities.

SECTION 202. Form of Face of Security.

                            AT&T CAPITAL CORPORATION

                           __% Subordinated Debenture,
                                    Due 2016

No. _____________                                                    $________

            AT&T CAPITAL CORPORATION, a corporation duly organized and existing under the laws of the State of Delaware (herein called the "Company", which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to ________________, or registered assigns, the principal sum of ________ DOLLARS ($________) on ____________ __,
2016 and to pay interest on said principal sum from ___________ __, 1996 or from the most recent interest payment date (each such date, an "Interest Payment Date") to which interest has been paid or duly provided for, quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996, at the rate of __% per annum plus Additional Interest, if any, until the principal hereof shall have become due and payable, and on any overdue principal. The amount of interest payable for any period will be computed on the basis of twelve 30-day months and a 360-day year. In the event that any date on which interest is payable on this Security is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (and without any interest or other payment in respect of any such delay), except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on the date the payment was originally payable. A "Business Day" shall mean any day other than a day on which banking institutions in the City of New York are authorized or required by law to remain closed. The interest installment so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities, as defined in the Indenture) is registered at the close of business on the Regular Record Date for such interest installment, which shall be the close of business on the Business Day next preceding such Interest Payment Date. Any such interest installment not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this security (or one or more Predecessor

Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to Holders of Securities not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture.

            The Company shall have the right at any time during the term of this Security, from time to time, to extend the interest payment period of such Security for up to six consecutive quarters (an "Extension Period"), during which periods interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent that payment of such interest is permitted by applicable law). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed six consecutive quarters or extend beyond the Maturity of this Security. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Security and the Trustee notice of its selection of an Extension Period at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date Capita Preferred Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.

            Payment of the principal of and interest on this Security will be made at the office or agency of the Company maintained for that purpose in New York, New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

            The indebtedness evidenced by this Security is, to the extent provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of all Senior Indebtedness, and this Security is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee his attorney-in-fact for any and all such purposes. Each Holder hereof, by his acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture of each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

            Reference is hereby made to the further provisions of the Indenture summarized on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

            IN WITNESS WHEREOF, AT&T Capital Corporation has caused this instrument to be duly executed under its corporate seal.

Dated:  ________, 1996

                                    AT&T CAPITAL CORPORATION


                                    By:_________________________________________
                                       Name:
                                       Title:

Attest:


______________________


SECTION 203. Form of Reverse of Security.

            This Security is one of a duly authorized issue of Securities of the Company, designated as its __% Subordinated Debentures Due 2016 (herein called the "Securities"), limited in aggregate principal amount to $_____________ issued under an Indenture, dated as of __________ __, 1996 (herein called the "Indenture"), between the Company and The First National Bank of Chicago, N.A., as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Trustee, the Company and the Holders of the Securities, and of the terms upon which the Securities are, and are to be, authenticated and delivered.

            All terms used in this Security which are defined in the Indenture shall have the meanings assigned to them in the Indenture.

            At any time on or after September 30, 2006, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security at the option of the Company, without premium or penalty, in whole or in part, at a Redemption Price equal to 100% of the principal amount to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. If a Partnership Special Event shall occur and be continuing, the Company shall have the right, subject to the terms and conditions of Article Twelve of the Indenture, to redeem this Security, without premium or penalty, in whole but not in part, at a Redemption Price equal to 100% of the principal amount thereof plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date. Any redemption pursuant to this paragraph will be made upon not less than 30 nor more than 60 days' notice, at the Redemption Price. If the Securities are only partially redeemed by the Company, the Securities will be redeemed pro rata, by lot or in such other manner as the Trustee shall deem appropriate and fair in its discretion and that may provide for the selection of a portion or portions (equal to twenty-five U.S. dollars ($25) or any integral multiple thereof) of the principal amount of any Security.

            In the event of redemption of this Security in part only, a new Security or Securities for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

            If an Event of Default with respect to the Securities shall occur and be continuing, the principal of the Securities may be declared due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

            The Indenture contains provisions for satisfaction and discharge at any time of the entire indebtedness of this Security upon compliance by the Company with certain conditions set forth in the Indenture.

            The Indenture contains provisions permitting the Company and the Trustee, with the consent of Holders of not less than a majority in principal amount of the Outstanding Securities, to modify the Indenture in a manner affecting the rights of the Holders of the Securities; provided that no such modification may, without the consent of the Holder of each

Outstanding Security, (i) extend the fixed maturity of the Securities, or reduce the principal amount thereof, or reduce the rate or extend the time of payment of interest thereon, or reduce any premium payable upon the redemption thereof, or (ii) reduce the percentage of principal amount of the Securities, the Holders of which are required to consent to any such modification of the Indenture. The Indenture also contains provisions permitting Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security.

            No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, place and rate, and in the coin or currency, herein prescribed.

            As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable in the Security Register, upon surrender of this Security for registration of transfer at the office or agency of the Company in New York, New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees. No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            Prior to due presentment of this security for registration of transfer, the Company, the Trustee and any of their respective agents may treat the Person in whose name this Security is registered as the owner hereof for all purposes, whether or not this Security shall be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

            The Securities are issuable only in registered form without coupons in denominations of $25 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of a different authorized denomination, as requested by the Holder surrendering the same.

            THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES THEREOF.

SECTION 204. Form of Trustee's Certificate of Authentication.

            This is one of the Securities referred to in the within-mentioned Indenture.

                                     THE FIRST NATIONAL BANK OF CHICAGO, N.A.,
                                                                      as Trustee


                                     By:______________________________________
                                                 Authorized Signatory

                                  ARTICLE THREE

                                 The Securities

SECTION 301. Title and Terms.

            The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to $___________, except for Securities authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other securities pursuant to Section 303, 304, 305, 306, 906 or 1208.

            The Securities shall be known and designated as the "___% Subordinated Debentures Due 2016" of the Company. Their Stated Maturity shall be _________ __, 2016, and they shall bear interest at the rate of ___% per annum, from _________ __, 1996 or from the most recent Interest Payment Date to which interest has been paid or duly provided for, as the case may be, payable quarterly (subject to deferral as set forth herein), in arrears, on March 31, June 30, September 30 and December 31 of each year, commencing December 31, 1996 until the principal thereof is paid or made available for payment. Interest will compound quarterly and will accrue at the rate of ___% per annum on any interest installment in arrears for more than one quarter or during an extension of an interest payment period as set forth below in this Section 301. In the event that any date on which interest is payable on the Securities is not a Business Day, then a payment of the interest payable on such date will be made on the next succeeding day which is a Business Day (except that, if such Business Day is in the next succeeding calendar year, such Interest Payment Date shall be the immediately preceding Business Day) (and without any interest or other payment in respect of any such delay).

            The Company shall have the right, at any time during the term of the Securities, from time to time to extend the interest payment period for up to six consecutive quarters (the "Extension Period") during which period interest will compound quarterly and the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which Extension Period the Company shall pay all interest then accrued and unpaid thereon (together with Additional Interest at the rate specified for the Securities to the extent permitted by applicable law). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that such Extension Period together with all such previous and further extensions thereof shall not exceed six consecutive quarters or extend beyond the Maturity of the Securities. Upon the termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may select a new Extension Period, subject to the foregoing requirements. No interest shall be due and payable during an Extension Period, except at the end thereof. The Company shall give Capita Preferred Trust, Capita Preferred Funding, L.P. and the Trustee notice of its selection of such Extension Period subject to the above requirements at least one Business Day prior to the earlier of (i) the Interest Payment Date or (ii) the date Capita Preferred Trust is required to give notice to the New York Stock Exchange or other applicable self-regulatory organization or to holders of the Trust Preferred Securities of the record date or the date such distributions are payable, but in any event not less than one Business Day prior to such record date.

            The principal of and interest on the Securities shall be payable at the office or agency of the Company in the United States maintained for such purpose and at any other office or agency maintained by the Company for such purpose in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that at the option of the Company payment of interest may be made (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Security Register.

            The Securities shall be subordinated in right of payment to Senior Indebtedness as provided in Article Eleven.

            The Securities shall be redeemable as provided in Article Twelve.

SECTION 302. Denominations.

            The Securities shall be issuable only in registered form, without coupons, and only in denominations of $25 and any integral multiple thereof.

SECTION 303. Execution, Authentication, Delivery and Dating.

            The Securities shall be executed on behalf of the Company by its Chairman, one of its Vice Chairman, its President or one of its Vice Presidents, under its corporate seal reproduced thereon attested by its Secretary or one of its Assistant Secretaries. The signature of any of these officers on the securities may be manual or facsimile.

            Securities bearing the manual or facsimile signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

            At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee for authentication, together with a Company Order for the authentication and delivery of such Securities; and the Trustee in accordance with such Company Order shall authenticate and deliver such Securities as in this Indenture provided and not otherwise.

            Each Security shall be dated the date of its authentication.

            No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 304. Temporary Securities.

            Pending the preparation of definitive Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the definitive Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the officers executing such Securities may determine, as evidenced by their execution of such Securities.
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                                                                              22


            If temporary Securities are issued, the Company will cause definitive Securities to be prepared without unreasonable delay. After the preparation of definitive Securities, the temporary Securities shall be exchangeable for definitive Securities upon surrender of the temporary Securities at any office or agency of the Company designated pursuant to Section 1002, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of definitive Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as definitive Securities.

SECTION 305. Registration, Registration of Transfer and Exchange.

            The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office and in any other office or agency designated pursuant Section 1002 being herein sometimes collectively referred to as the "Security Register") in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities. The Trustee is hereby appointed "Security Registrar" for the purpose of registering Securities and transfers of Securities as herein provided.

            Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 1002 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount.

            At the option of the Holder, Securities may be exchanged for other Securities of any authorized denominations and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

            All Securities issued upon any registration of transfer or excess of Securities shall be the valid obligations of the Company, evidencing the same debt, and entitled to the same benefits under this Indenture, as the Securities surrendered upon such registration of transfer or exchange.

            Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Trustee) be duly endorsed, or be accompanied
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                                                                              23


by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

            No service charge shall be made for any registration of transfer or exchange of Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Section 304, 906 or 1208 not involving any transfer.

            If the Securities are to be redeemed in part, the Company will not be required to issue, register the transfer of or exchange any Securities during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Securities that may be selected for redemption and ending at the close of business on the day of such mailing, except the unredeemed portion of any such Securities being redeemed in part.

SECTION 306. Mutilated, Destroyed, Lost and Stolen Securities.

            If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            If there shall be delivered to the Company and the Trustee (i) evidence to their satisfaction of the destruction, loss or theft of any security and (ii) such security or indemnity as may be required by them to save each of them and any agent of either of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

            In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion may, instead of issuing a new Security, pay such Security.

            Upon the issuance of any new Security under this Section, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

            Every new Security issued pursuant to this Section in lieu of any destroyed, lost or stolen Security shall constitute
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                                                                              24


an original additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

            The provisions of this Section are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 307. Payment of Interest; Interest Rights Preserved.

            Interest on any Security which is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

            Any interest on any Security which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called "Defaulted Interest") shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in Clause (1) or (2) below:

            (1) the Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a Special Record Date for the payment of such Defaulted Interest, which shall be fixed in the following manner. The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security and the date of the proposed payment, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this Clause provided. Thereupon the Trustee shall fix a Special Record Date for the payment of such Defaulted Interest which shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment. The Trustee shall promptly notify the Company of such Special Record Date and, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at his address as it appears in the Security Register, not less
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                                                                              25


      than 10 days prior to such Special Record Date. Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

            (2) The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and, if so listed, upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

            Subject to the foregoing provisions of this Section, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other Security shall carry the rights to interest accrued and unpaid, and to accrue (including in each such case Additional Interest), which were carried by such other Security.

SECTION 308. Persons Deemed Owners.

            Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of any of them shall treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and (subject to Section 307) interest (including Additional Interest) on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of them shall be affected by notice to the contrary.

SECTION 309. Cancellation.

            All Securities surrendered for payment, redemption, registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of as directed by a Company Order.
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                                                                              26


SECTION 310. Computation of Interest.

            Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.


                                  ARTICLE FOUR

                           Satisfaction and Discharge

SECTION 401. Satisfaction and Discharge of Indenture.

            This Indenture shall cease to be of further effect (except as to any surviving rights of registration of transfer or exchange of Securities herein expressly provided for), and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Indenture, when

            (1)   either

                  (A) all Securities theretofore authenticated and delivered
            (other than (i) Securities which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 306 and
            (ii) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust, as provided in Section 1003) have been delivered to the Trustee for cancellation; or

                  (B) all such Securities not theretofore delivered to the Trustee for cancellation

                            (i) have become due and payable,

                            (ii) will become due and payable at their Stated
                  Maturity within one year, or

                            (iii) are to be called for redemption within one
                  year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Company and the Company, in the case of (i), (ii) or (iii) above, has deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose and amount sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest (including Additional Interest) to the date of such deposit (in the case of Securities

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                                                                              27


            which have become due and payable) or to the Stated
            Maturity or Redemption Date, as the case may be;

            (2) the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

            (3) the Company has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Company to the Trustee under Section 607 and, if money shall have been deposited with the Trustee pursuant to subclause (B) of Clause (1) of this Section, the obligations of the Trustee under Section 402 and the last paragraph of Section 1003 shall survive.

SECTION 402. Application of Trust Money.

            Subject to the provisions of the last paragraph of Section 1003, all money deposited with the Trustee pursuant to Section 401 shall be held in trust and applied by it, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent (including the Company acting as its own Paying Agent) as the Trustee may determine, to the Persons entitled thereto, of the principal and interest for whose payment such money has been deposited with the Trustee. The Trustee shall not invest money deposited with it pending distribution of such amounts.

                                  ARTICLE FIVE

                                    Remedies

SECTION 501. Events of Default.

            "Event of Default", wherever used herein, means any one of the following events that has occurred and is continuing (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

            (1) failure for 90 days to pay any interest on the Securities, including any Additional Interest in respect thereof, when due (subject to the deferral of any due date in the case of an Extension Period); or
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                                                                              28


            (2) failure to pay any principal on the Securities when due whether at Stated Maturity, upon redemption by declaration or otherwise; or

            (3) failure to observe or perform in any material respect any other covenant herein for 90 days after written notice of such failure (specified as a "Notice of Default"), requiring the Company to remedy the same shall have been given to the Company by the Trustee or the holders of at least 25% in principal amount of the Outstanding Securities; or

            (4) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of the Company in an involuntary case under any applicable federal or state bankruptcy, insolvency or other similar law now or hereafter in effect, or appointing a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of its property or ordering the winding up or liquidation of its affairs, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

            (5) the Company shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator (or similar official) of the Company or for all or substantially all of its property or make any general assignment for the benefit of creditors; or the Company shall admit in writing its inability to pay its debts generally as they become due.

SECTION 502. Acceleration of Maturity; Rescission and Annulment.

            If an Event of Default occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in aggregate principal amount of the Outstanding Securities shall have the right to declare the principal of and the interest on all the Securities (including any Additional Interest) and any other amounts payable hereunder to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by Holders) and to enforce any and all other rights of Holders of Securities as creditors with respect to the Securities. Upon any such declaration such principal and all accrued interest shall become immediately due and payable.

            At any time after such a declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter provided in this Article, the Holders of a majority in principal
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                                                                              29


amount of the Outstanding Securities, by written notice to the Company and the Trustee, may rescind and annul such declaration and its consequences if:

            (1) the Company has paid or deposited with the Trustee a sum sufficient to pay,

                  (A) all overdue interest (including any Additional Interest)
            on all Securities,

                  (B) the principal of any Securities which have became due
            otherwise than by such declaration of acceleration and interest thereon at the rate borne by the Securities, and

                  (C) all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

      and

            (2) all Events of Default, other than the non-payment of the principal of Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 513.

            No such rescission shall affect any subsequent default or impair any right consequent thereon.

SECTION 503. Collection of Indebtedness and Suits for Enforcement by Trustee.

            The Company covenants that if

            (1) default is made in the payment of any interest (including any Additional Interest) on any Security when such interest becomes due and payable and such default continues for a period of 90 days (subject to the deferral of any due and payable interest in the case of an Extension Period), or

            (2) default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Interest), at the rate borne by the Securities, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the
Trustee, its agents and counsel.
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                                                                              30


            If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders by such appropriate judicial proceedings as the Trustee shall deem most effective to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 504. Trustee May File Proofs of Claim.

            In case of any judicial proceeding relative to the Company, its property or its creditors, the Trustee shall be entitled and empowered, by intervention in such proceeding or otherwise, to take any and all actions authorized under the Trust Indenture Act in order to have claims of the Holders and the Trustee allowed in any such proceeding. In particular, the Trustee shall be authorized to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 607.

            No provision of this Indenture shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 505. Trustee May Enforce Claims Without Possession of Securities.

            All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which such judgment has been recovered.
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                                                                              31


SECTION 506. Application of Money Collected.

            Subject to Article Eleven, any money collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest (including any Additional Interest), upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

            FIRST: To the payment of all amounts due the Trustee under Section 607;

            SECOND: To the payment of the amounts then due and unpaid for principal of and interest (including any Additional Interest) on the Securities in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest (including any Additional Interest), respectively; and

            THIRD:  The balance, if any, to the Company.

SECTION 507. Limitation on Suits.

            No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless

            (1) such Holder has previously given written notice to the Trustee of a continuing Event of Default;

            (2) the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

            (3) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

            (4) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and

            (5) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities;
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                                                                              32


it being understood and intended that no one or more Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders, or to obtain or to seek to obtain priority or preference over any other Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all the Holders.

SECTION 508. Unconditional Right of Holders to Receive Principal and Interest.

            Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 307) interest (including any Additional Interest) on such Security on the respective Stated Maturities (subject to the deferral of any due date in the case of an Extension Period) expressed in such Security (or, in the case of redemption, on the Redemption Date) and to institute suit for the enforcement of any such payment, and such rights shall not be impaired without the consent of such Holder.

SECTION 509. Restoration of Rights and Remedies.

            If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

SECTION 510. Rights and Remedies Cumulative.

            Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 306, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
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                                                                              33


SECTION 511. Delay or Omission Not Waiver.

            No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or an acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders, as the case may be.

SECTION 512. Control by Holders.

            The Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

            (1) such direction shall not be in conflict with any rule of law or with this Indenture; and

            (2) the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

SECTION 513. Waiver of Past Defaults.

            Subject to Section 902, the Holders of not less than a majority in principal amount of the Outstanding Securities may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default

            (1) in the payment of the principal of or interest (including any Additional Interest) on any Security (unless such default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration have been deposited with the Trustee); or

            (2) in respect of a covenant or provision hereof which under Article Nine cannot be modified or amended without the consent of the Holder of each Outstanding Security affected.

            Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 514. Undertaking for Costs.

            In any suit for the enforcement of any right or remedy under this Indenture, or in any suit against the Trustee for any
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

                                                                              34


action taken, suffered or omitted by it as Trustee, a court may require any party litigant in such court to file an undertaking to pay the costs of such suit, and may assess costs against any such party litigant, in the manner and to the extent provided in the Trust Indenture Act; provided, that neither this Section nor the Trust Indenture Act shall be deemed to authorize any court to require such an undertaking or to make such an assessment in any suit instituted by the Company or the Trustee or in any suit for the enforcement of the right to receive the principal of and interest (including any Additional Interest) on any Security.

                                   ARTICLE SIX

                                   The Trustee

SECTION 601. Certain Duties and Responsibilities.

            The duties and responsibilities of the Trustee shall be as provided by the Trust Indenture Act. Notwithstanding the foregoing, no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 602. Notice of Defaults.

            The Trustee shall give the Holders notice of any default hereunder as and to the extent provided by the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Section 501(3), no such notice to Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section, the term "default" means any event which is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 603. Certain Rights of Trustee.

            Subject to the provisions of Section 601:

            (a) the Trustee may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties;
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

                                                                              35


            (b) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

            (c) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, rely upon an Officers' Certificate;

            (d) the Trustee may consult with counsel of its choice and the written advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

            (e) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

            (f) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

            (g) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder; and

            (h) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith and reasonably believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Indenture.
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                                                                              36


SECTION 604. Not Responsible for Recitals or Issuance of Securities.

            The recitals contained herein and in the Securities, except the Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Indenture or of the Securities. The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 605. May Hold Securities.

            The Trustee, any Paying Agent, any Security Registrar, or any other agent of the Company, in its individual or any other capacity, may become the owner or pledgee of Securities and, subject to Sections 608 and 613, may otherwise deal with the Company with the same rights it would have if it were not Trustee, Paying Agent, Security Registrar, or such other agent. Money held by the Trustee in trust hereunder shall not be invested by the Trustee pending distribution thereof to the holders of the Securities.

SECTION 606. Money Held in Trust.

            Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 607. Compensation and Reimbursement.

            The Company agrees

            (1) to pay to the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

            (2) except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence or bad faith; and

            (3) to indemnify the Trustee for, and to hold it harmless against, any and all loss, damage, claim, liability
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                                                                              37


      or expense, including taxes (other than taxes based on the income of the Trustee) incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

            The provisions of this Section shall survive the termination of this Indenture.

SECTION 608. Disqualification; Conflicting Interests.

            If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 609. Corporate Trustee Required; Eligibility.

            There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such and has a combined capital and surplus of at least $50,000,000 and has its Corporate Trust Office in New York, New York, if such Person publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such Person shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article.

SECTION 610. Resignation and Removal; Appointment of Successor.

            (a) No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee under Section 611.

            (b) The Trustee may resign at any time by giving written notice thereof to the Company. If an instrument of acceptance by a successor Trustee shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (c) The Trustee may be removed at any time by Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and to the Company.
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                                                                              38


            (d)   If at any time:

            (1) the Trustee shall fail to comply with Section 608 after written request therefor by the Company or by any Holder who has been a bona fide Holder of a Security for at least six months, or

            (2) the Trustee shall cease to be eligible under Section 609 and shall fail to resign after written request therefor by the Company or by any such Holder, or

            (3) the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case, (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 514, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

            (e) If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee. If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment, become the successor Trustee and supersede the successor Trustee appointed by the Company. If no successor Trustee shall have been so appointed by the Company or the Holders and accepted appointment in the manner hereinafter provided, any Holder who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

            (f) The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders in the manner provided in Section 106. Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 611. Acceptance of Appointment by Successor.

            Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the
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                                                                              39


retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; provided that, on request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder. Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

            No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be qualified and eligible under this Article.

SECTION 612. Merger, Conversion, Consolidation or Succession to Business.

            Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all the corporate trust business of the Trustee, shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise qualified and eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto. In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 613. Preferential Collection of Claims Against Company.

            If and when the Trustee shall be or become a creditor of the
Company, the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).
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                                                                              40


                                  ARTICLE SEVEN

                      Holders' Lists and Reports by Trustee

SECTION 701. Company to Furnish Trustee Names and Addresses of Holders.

            The Company will furnish or cause to be furnished to the Trustee

            (a) semiannually, not later than the last day of June and December in each year, a list, in such form as the Trustee may reasonably require, of the names and addresses of all Holders as of a date not more than 15 days prior to the delivery thereof who were not Holders at the date of the Company had previously provided such list (or, in the case of the initial provision of such list, at the date of issuance of the Securities), and

            (b) at such other times as the Trustee may request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

excluding from any such list names and addresses received by the Trustee in its capacity as Security Registrar.

SECTION 702. Preservation of Information; Communications to Holders.

            (a) The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 701 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar. The Trustee may destroy any list furnished to it as provided in
Section 701 upon receipt of a new list so furnished.

            (b) The rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights and duties of the Trustee, shall be as provided by the Trust Indenture Act.

            (c) Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of any of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.
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                                                                              41


SECTION 703. Reports by Trustee.

            (a) The Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

            (b) A copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, and with the Company. The Company will notify the Trustee when the Securities are listed on any stock exchange.

                                  ARTICLE EIGHT

              Consolidation, Merger, Conveyance, Transfer or Lease

SECTION 801. Company May Consolidate, Etc., Only on Certain Terms.

            The Company covenants that it will not merge or consolidate with any other corporation or sell or convey all or substantially all of its assets to any person (other than such a sale or conveyance to a Subsidiary or any successor thereto (such a sale or conveyance being called an "Asset Drop-Down")), unless (i) either the Company shall be the continuing corporation or the successor corporation or the person which acquires by sale or conveyance substantially all the assets of the Company (if other than the Company shall be a corporation organized under the laws of the United States of America or any State thereof and shall expressly assume the due and punctual payment of the principal of, premium, if any, and interest, if any, on all the Securities, according to their tenor, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture to be performed or observed by the Company, by supplemental indenture in form satisfactory to the Trustee, executed and delivered to the Trustee by such corporation, and (ii) the Company or such successor corporation, as the case may be, shall not, immediately after such merger or consolidation, or such sale or conveyance, be in default in the performance of any such covenant or condition. In the event of any Asset Drop-Down after the date of this Indenture, any subsequent sale or conveyance of assets by a Subsidiary to which assets were transferred in such Asset Drop-Down (a "Drop-Down Subsidiary") will be deemed to be a sale or conveyance of assets by the Company for purposes of this Section 801.

SECTION 802. Successor Substituted.

            In case of any such consolidation, merger, sale or conveyance, and following such an assumption by the successor corporation, such successor corporation shall succeed to and be substituted for the Company, with the same effect as if it had
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

                                                                              42


been named herein. Such successor corporation may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Securities issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and, upon the order of such successor corporation instead of the Company and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Securities which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Securities which such successor corporation thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Securities so issued shall in all respects have the same legal rank and benefit under this Indenture as the Securities theretofore or thereafter issued in accordance with the terms of this Indenture as though all of such Securities had been issued at the date of the execution hereof.

            In case of any such consolidation, merger, sale, lease or conveyance such changes in phraseology and form (but not in substance) may be made in the Securities thereafter to be issued as may be appropriate.

            In the event of any such sale or conveyance (other than a conveyance by way of lease) the Company or any successor corporation which shall theretofore have become such in the manner described in this Article shall be released and discharged from all obligations and covenants under this Indenture.

                                  ARTICLE NINE

                             Supplemental Indentures

SECTION 901. Supplemental Indentures Without Consent of Holders.

            Without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes:

            (1) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company herein and in the Securities;

            (2) to add to the covenants of the Company for the benefit of the Holders, or to surrender any right or power herein or in the Securities conferred upon the Company;

            (3) to cure any ambiguity or to correct any provision herein which may be defective or inconsistent with any other provision herein;

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                                                                              43


            (4) to comply with the requirements of the Commission in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by Section 905 or otherwise;

            (5) to evidence and provide the acceptance of the appointment of a successor Trustee hereunder; or

            (6) to make any other change that does not adversely affect the rights of any Holder.

SECTION 902. Supplemental Indentures with Consent of Holders.

            With the consent of the Holders of not less than a majority in principal amount of the Outstanding Securities, by Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders under this Indenture; provided, however, that no such supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby,

            (1) change the Stated Maturity of the principal of, or any installment of interest (including any Additional Interest) on, any Security, or reduce the principal amount thereof or the rate of interest thereon, or change the place of payment where, or the coin or currency in which, any Security or interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption, on or after the Redemption Date), or modify the provisions of this Indenture with respect to the subordination of the Securities in a manner adverse to the Holders,

            (2) reduce the percentage in principal amount of the Outstanding Securities, the consent of whose Holders is required for any such supplemental indenture, or the consent of whose Holders in required for any waiver (of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences) provided for in this Indenture, or

            (3) modify any of the provisions of this Section or Section 513, except to increase any such percentage or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby.

            It shall not be necessary for any Act of Holders under this Section to approve the particular form of any proposed

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                                                                              44


supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 903. Execution of Supplemental Indentures.

            In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Section 601) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture. The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

SECTION 904. Effect of Supplemental Indentures.

            Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

SECTION 905. Conformity with Trust Indenture Act.

            Every supplemental indenture executed pursuant to this Article shall conform to the requirements of the Trust Indenture Act.

                                   ARTICLE TEN

                    Covenants; Representations and Warranties

SECTION 1001. Payment of Principal and Interest.

            The Company will duly and punctually pay the principal of and interest on the Securities in accordance with the terms of the Securities and this Indenture.

SECTION 1002. Maintenance of Office or Agency.

            The Company will maintain in the United States an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee, and the Company hereby appoints the Trustee as its agent to receive all such presentations, surrenders, notices and demands.

            The Company may also from time to time designate one or more other offices or agencies (in the United States) where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

SECTION 1003. Money for Security Payments to Be Held in Trust.

            If the Company shall at any time act as its own Paying Agent, it will, on or at the option of the Company before each due date of the principal of or interest on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal or interest so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and will promptly notify the Trustee of its action or failure so to act.

            Whenever the Company shall have one or more Paying Agents, it will, on or prior to each due date of the principal of or interest on any Securities, deposit with a Paying Agent a sum sufficient to pay such amount, such sum to be held as provided by the Trust Indenture Act, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee of its action or failure so to act.

            Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 1004. Reports by the Company.

            The Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents
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                                                                              46


and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission. Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 1005. Limitations on Incurrence of Secured Debt.

            The Company will not, nor will it permit any Restricted Subsidiary to, incur, issue, assume or guarantee any indebtedness for money borrowed ("debt") secured by any pledge, mortgage, security interest or lien ("lien") on any property or assets of the Company or any Restricted Subsidiary, or on any shares of stock or debt of any Restricted subsidiary, without effectively providing that the principal of, premium, if any, and interest, if any, on the Securities (together with, if the Company so determines, any other debt of the Company or such Restricted Subsidiary, which is not subordinated to the Securities) shall be secured equally and ratably with (or prior to) such debt, so long as any such debt shall be so secured, unless, after giving effect thereto, the aggregate amount of all such secured debt of the Company and its Restricted Subsidiaries would not exceed 10% of Consolidated Net Tangible Assets of the Company and its Restricted Subsidiaries; provided, however, that (i) any recourse provided by the Company or any Restricted Subsidiary in connection with any sale, transfer or other disposition by the Company or any Restricted Subsidiary of Accounts Receivable or of any Restricted Subsidiary substantially all the assets of which are Accounts Receivable which constitutes a "sale" under generally accepted accounting principles (as in effect at the time of such sale, transfer or other disposition) shall not, in any event, constitute debt and (ii) no Asset Drop Down shall, in any event, constitute a lien; and provided, further, that the satisfaction and discharge of any debt pursuant to Section 401 or pursuant to any similar provision in any other indenture or instrument governing any debt shall be deemed the incurrence, issue, assumption or guarantee of debt secured by a lien for purposes of this Section 1005. Notwithstanding the foregoing, this Section shall neither limit nor be deemed or construed as limiting the right of the Company or any Restricted Subsidiary to incur, issue, assume or guarantee any debt secured by any one or more of the following: (1) liens on property of, or on any shares of stock or debt of, any corporation existing at the time such corporation becomes a Restricted Subsidiary; (2) liens on property, shares of stock, other equity interests, or debt
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                                                                              47


existing at the time of acquisition or repossession thereof by the Company or any Restricted Subsidiary; (3) liens on physical property (or any Accounts Receivable arising in connection with the lease thereof), shares of stock, other equity interests, or debt acquired (or, in the case of physical property, constructed) after the date of this Indenture by the Company or any Restricted Subsidiary, which liens are created prior to, at the time of, or within one year after such acquisition (or, in the case of physical property, the completion of such construction or commencement of commercial operation of such property, whichever is later) to secure any debt issued, incurred, assumed or guaranteed prior to, at the time of, or within one year after such acquisition (or such completion or commencement, whichever is later) or to secure any other debt issued, incurred, assumed or guaranteed at any time thereafter for the purpose of refinancing all or any part of such debt; (4) liens on Accounts Receivable of the Company or any Restricted Subsidiary arising from or in connection with transactions entered into by the Company or such Restricted Subsidiary after the date of this Indenture or on Accounts Receivable acquired by the Company or such Restricted Subsidiary after such date from others which liens are created prior to, at the time of, or within one year after such Accounts Receivable arise or are acquired or, if later, the completion of the delivery or installation of the equipment or goods or the rendering of the services or the advancement or loaning of funds relating thereto (x) as a result of any guarantee, repurchase or other contingent (direct or indirect) or recourse obligation of the Company or such Restricted Subsidiary in connection with the discounting, sale, assignment, transfer or other disposition of such Accounts Receivable or any interest therein, or (y) to secure or provide for the payment of all or any part of the investment of the Company or such Restricted Subsidiary in any such Accounts Receivable (whether or not such Accounts Receivable are the Accounts Receivable on which such liens are created) or the purchase price thereof or to secure any debt (including, without limitation, Non-Recourse Debt) issued, incurred, assumed or guaranteed for the purpose of financing or refinancing all or any part of such investment or purchase price; (5) liens in favor of the Company or any Restricted Subsidiary; (6) liens in favor of the United States of America or any State thereof or the District of Columbia, or any agency, department or other instrumentality thereof, to secure progress, advance or other payments pursuant to any contract or provision of any statute; (7) liens securing the performance of letters of credit, bids, tenders, sales contracts, purchase agreements, leases, surety and performance bonds, and other similar obligations not incurred in connection with the borrowing of money; (8) liens to secure Non-Recourse Debt in connection with the Company or any Restricted Subsidiary engaging in any leveraged or single-investor or other lease transactions, whether (in the case of liens on or relating to leases or groups of leases or the particular properties subject thereto) such liens be on the particular properties subject to any leases involved in any of such transactions and/or the rental
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                                                                              48


or other payments or rights under such leases or, in the case of any group of related or unrelated leases, on the properties subject to tho leases comprising such group and/or on the rental or other payments or rights under such leases, or on any direct or indirect interest therein, and whether (in any case) (x) such liens be created prior to, at the time of, or at any time after the entering into of such lease transactions and/or (y) such leases be in existence prior to, or be entered into by the Company or such Restricted Subsidiary at the time of or at any time after, the purchase or other acquisition by the Company or such Restricted Subsidiary of the properties subject to such leases; and (9) any extension, renewal or replacement (or successive extensions, renewals or replacements), in whole or in part, of any of the foregoing; provided, however, that any such extension, renewal or replacement shall be limited to all or a part of the property or assets which secured the lien so extended, renewed or replaced (plus improvements on such property).

SECTION 1006. Limitations on Incurrence of Senior Indebtedness.

            The Company shall not incur any additional Senior Indebtedness unless at the date of incurrence the ratio of Consolidated EBIT to Consolidated Interest Expense for the four immediately preceding consecutive fiscal quarters, shall be at least 1.25 to 1; provided, that if, at any date of determination, the Company's long-term unsecured senior indebtedness is rated by at least one nationally recognized statistical rating organization in one of its generic rating categories which signifies investment grade, then the foregoing limitation shall not be applicable at such date; provided, further, that the Company and its Subsidiaries shall in any event be entitled to incur each and all of the following: (i) existing indebtedness outstanding under, or available to be borrowed by the Company under, one or more commercial bank credit facilities (including the Company's Credit Agreements, each dated as of September 16, 1996, among the Company, the banks listed therein and Morgan Guaranty Trust Company of New York, as agent) not in excess of $1,800,000,000;
(ii) additional indebtedness in an aggregate principal amount not to exceed $100 million at any one time outstanding; and (iii) any indebtedness of the Company or any Subsidiary issued in exchange for, or the net proceeds of which are used to refinance or refund, then outstanding indebtedness permitted hereunder in an amount not to exceed the amount so refinanced or refunded.

SECTION 1007. Statement as to Compliance; Notice of Certain Events of Default.

            The Company will, within 120 days after the close of each fiscal year, commencing with the first fiscal year following the issuance of Securities under this Indenture, file with the Trustee a certificate of the principal executive officer, the principal financial officer or the principal accounting officer
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of the Company covering the period from the date of issuance of such Securities to the end of the fiscal year in which such Securities were issued, in the case of the first such certificate, and covering the preceding fiscal year in the case of each subsequent certificate, and stating whether or not, to the knowledge of the signer, the Company has complied with all conditions and covenants on its part contained in this Indenture, and, if the signer has obtained knowledge of any default by the Company in the performance, observance or fulfillment of any such condition or covenant, specifying each such default and the nature thereof. For the purpose of this Section 1007, compliance shall be determined without regard to any grace period or requirement of notice provided pursuant to the terms of this Indenture.

                                 ARTICLE ELEVEN

                           Subordination of Securities

SECTION 1101. Securities Subordinate to Senior Indebtedness.

            The Company covenants and agrees, and each Holder of a Security, by his acceptance thereof, likewise covenants and agrees, that, notwithstanding anything to the contrary contained herein, to the extent and in the manner hereinafter set forth in this Article, the indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities are hereby expressly made subordinate and subject in right of payment to the prior payment in full in cash or cash equivalents of all Senior Indebtedness (including any interest accruing after the occurrence of an Event of Default under Section 501(4) or (5)).

SECTION 1102. Payment Over of Proceeds upon Dissolution, etc.

            In the event of (a) any insolvency or bankruptcy case or proceeding, or any receivership, liquidation, reorganization or other similar case or proceeding in connection therewith, relative to the Company or to its creditors, as such, or to its assets, or (b) any liquidation, dissolution or other winding up of the Company, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy, or (c) any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the Company, then and in any such event:

            (1) the holders of Senior Indebtedness shall be entitled to receive payment in full in cash or cash equivalents of all amounts due or to become due on or in respect of all Senior Indebtedness, or provision shall be made for such payment in cash or cash equivalents, before the Holders of the Securities are entitled to receive any payment on account of principal of (or premium, if any) or interest on the Securities; and
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                                                                              50


            (2) any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, by set-off or otherwise, to which the Holders or the Trustee would be entitled but for the provisions of this Article Eleven, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities (except for any such payment or distribution of securities which (i) are unsecured, (ii) have an average life and final maturity no shorter than the average life and final maturity of the Securities and (iii) are subordinated, to at least the same extent as the Securities, to the payment of all Senior Indebtedness then outstanding), shall be paid by the liquidating trustee or agent or other person making such payment or distribution, whether a trustee in bankruptcy, a receiver or liquidating trustee or otherwise, directly to the holders of Senior Indebtedness or their Representative or Representatives or to the trustee or trustees under any indenture under which any instruments evidencing any of such Senior Indebtedness may have been issued, ratably according to the aggregate amounts remaining unpaid on account of the principal of, and premium, if any, and interest on, and other amounts due on or in connection with, the Senior Indebtedness to the extent necessary to make payment in full in cash or cash equivalents of all Senior Indebtedness remaining unpaid, after giving effect to any concurrent payment or distribution to the holders of such Senior Indebtedness; and

            (3) in the event that, notwithstanding the foregoing provisions of this Section, the Trustee or the Holder of any Security shall have received any such payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities, including any such payment or distribution which may be payable or deliverable by reason of the payment of any other indebtedness of the Company being subordinated to the payment of the Securities, before all Senior Indebtedness is paid in full or payment thereof provided for, then and in such event such payment or distribution shall be paid over or delivered forthwith to the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee, agent or other Person making payment or distribution of assets of the Company for application to the payment of all Senior Indebtedness remaining unpaid to the extent necessary to pay all Senior Indebtedness in full in cash or cash equivalents, after giving effect to any concurrent payment or distribution to or for the holders of Senior Indebtedness.

            The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of its properties and assets substantially as an entirety
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                                                                              51


to another corporation upon the terms and conditions set forth in Article Eight shall not be deemed a dissolution, winding up, liquidation, reorganization, assignment for the benefit of creditors or marshalling of assets and liabilities of the Company for the purposes of this Section if the corporation formed by such consolidation or into which the Company is merged or the corporation which acquires by conveyance, transfer or lease such properties and assets substantially as an entirety, as the case may be, shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions set forth in Article Eight.

SECTION 1103. No Payment When Senior Indebtedness in Default.

            No payment of principal (including redemption payments), premium, if any, or interest on the Securities may be made (i) if any Senior Indebtedness is not paid when due, (ii) if any applicable grace period with respect to such payment default on Senior Indebtedness has ended and such default has not been cured or waived or ceased to exist, or (iii) if the maturity of any Senior Indebtedness of the Company has been accelerated because of a default.

            In the event that, notwithstanding the foregoing, the Company shall make any payment to the Trustee or the Holder of any Security prohibited by the foregoing provisions of this Section, then and in such event such payment shall be received and held in trust for the holders of Senior Indebtedness and shall be paid over or delivered to the Representative of Senior Indebtedness then outstanding to the extent necessary to pay in full in cash or cash equivalents all Senior Indebtedness.

            The provisions of this Section shall not apply to any payment with respect to which Section 1102 would be applicable.

SECTION 1104. Payment Permitted If No Default.

            Nothing contained in this Article or elsewhere in this Indenture or in any of the Securities shall prevent the Company, at any time except during the pendency of any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1102 or under the conditions described in Section 1103, from making payments at any time of principal of (and premium, if any) or interest on the Securities.

SECTION 1105. Subrogation to Rights of Holders of Senior Indebtedness.

            Subject to the payment in full of all Senior Indebtedness, the Holders of the Securities shall be subrogated (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior
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                                                                              52


Indebtedness of the Company to the same extent as the Securities are subordinated and which is entitled to like rights of subrogation) to the rights of the holders of such Senior Indebtedness to receive payments and distributions of cash, property and securities applicable to the Senior Indebtedness until the principal of (and premium, if any) and interest on the Securities shall be paid in full. For purposes of such subrogation, no payments or distributions to the holders of Senior Indebtedness of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article, and no payments over pursuant to the provisions of this Article to the holders of Senior Indebtedness by Holders of the Securities or the Trustee, shall, as among the Company, its creditors other than holders of Senior Indebtedness, and the Holders of the Securities, be deemed to be a payment or distribution by the Company to or on account of the Senior Indebtedness.

SECTION 1106. Provisions Solely to Define Relative Rights.

            The provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities on the one hand and the holders of Senior Indebtedness on the other hand. Nothing contained in this Article or elsewhere in this Indenture or in the Securities is intended to or shall (a) impair, as among the Company, its creditors other than holders of Senior Indebtedness and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of (and premium, if any) and interest on the Securities as and when the same shall become due and payable in accordance with their terms; or (b) affect the relative rights against the Company of the Holders of the Securities and creditors of the Company other than the holders of Senior Indebtedness; or (c) prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the express limitations set forth in Article Five and to the rights, if any, under this Article of the holders of Senior Indebtedness (1) in any case, proceeding, dissolution, liquidation or other winding up, assignment for the benefit of creditors or other marshalling of assets and liabilities of the Company referred to in Section 1102, to receive, pursuant to and in accordance with such Section, cash, property and securities otherwise payable or deliverable to the Trustee or such Holder, or (2) under the conditions specified in Section 1103, to prevent any payment prohibited by such Section.

SECTION 1107. Trustee to Effectuate Subordination.

            Each Holder of a Security by his acceptance thereof authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to effectuate the
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                                                                              53


subordination provided in this Article and appoints the Trustee his attorney-in-fact for any and all such purposes.

SECTION 1108. No Waiver of Subordination Provisions.

            No right of any present or future holder of any Senior Indebtedness to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any non-compliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

            Without in any way limiting the generality of the foregoing paragraph, the holders of Senior Indebtedness may, at any time and from time to time, without the consent of or notice to the Trustee or the Holders of the Securities, without incurring responsibility to the Holders of the Securities and without impairing or releasing the subordination provided in this Article or the obligations hereunder of the Holders of the Securities to the holders of Senior Indebtedness, do any one or more of the following: (a) change the manner, place or terms of payment or extend the time of payment of, or renew or alter, Senior Indebtedness or any instrument evidencing the same or any agreement under which Senior Indebtedness is outstanding; (b) sell, exchange, release or otherwise deal with any property pledged, mortgaged or otherwise securing Senior Indebtedness; (c) release any Person liable in any manner for the collection of Senior Indebtedness; and (d) exercise or refrain from exercising any rights against the Company and any other Person.

Section 1109. Notice to Trustee.

            The Company shall give prompt written notice to the Trustee of any fact known to the Company which would prohibit the making of any payment to or by the Trustee in respect of the Securities. Notwithstanding the provisions of this Article or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payments to or by the Trustee in respect of the Securities, unless and until the Trustee shall have received written notice thereof at the
Corporate Trust Office of the Trustee from the Company or a holder of Senior Indebtedness or from any trustee, fiduciary or agent therefor; and, prior to the receipt of any such written notice, the Trustee, subject to the provisions of
Section 602, shall be entitled in all respects to assume that no such facts exist; provided, however, that if the Trustee shall not have received the notice provided for in this Section 1109 at least three Business Days prior to the date upon which by the terms hereof any money may become payable for any purpose (including, without limitation, the payment of the principal of (and premium, if any) or interest on any Security), then, anything herein contained to
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                                                                              54


the contrary notwithstanding, the Trustee shall have full power and authority to receive such money and to apply the same to the purpose for which such money was received and shall not be affected by any notice to the contrary which may be received by it within three Business Days prior to such date. Nothing in this
Section 1109 shall limit the right of the holders of Senior Indebtedness to recover payments as contemplated by Section 1102 and 1103.

            Subject to the provisions of Section 602, the Trustee shall be entitled to rely on the delivery to it of a written notice by a Person representing himself to be a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor) to establish that such notice has been given by a holder of Senior Indebtedness (or a trustee, fiduciary or agent therefor). In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any Person as a holder of Senior Indebtedness to participate in any payment or distribution pursuant to this Article, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.

SECTION 1110. Reliance on Judicial Order or Certificate of Liquidating Agent.

            Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee, subject to the provisions of Section 602, and the Holders of the Securities shall be entitled to rely upon any order or decree entered by any court of competent jurisdiction in which such insolvency, bankruptcy, receivership, liquidation, reorganization, dissolution, winding up or similar case or proceeding is pending, or a certificate of the trustee in bankruptcy, receiver, liquidating trustee, custodian, assignee for the benefit of creditors, agent or other Person making such payment or distribution, delivered to the Trustee or to the Holders of Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of Senior Indebtedness and other indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article.
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                                                                              55


SECTION 1111. Rights of Trustee as a Holder of Senior Indebtedness; Preservation of Trustee's Rights.

            The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article with respect to any Senior Indebtedness which may at any time be held by it, to the same extent as any other holder of Senior Indebtedness, and nothing in this Indenture shall deprive the Trustee of any of its rights as such holder.

            Nothing in this Article shall apply to claims of, or payments to, the Trustee under or pursuant to Section 607.

SECTION 1112. Article Applicable to Paying Agents.

            In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article shall in such case (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this Article in addition to or in place of the Trustee; provided, however, that (i) Section 1111 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent and (ii) any notice required by this Article Eleven to be given by the holders of, or a Representative for, Senior Indebtedness need only be given to the Trustee and not to any Paying Agent.]

                                 ARTICLE TWELVE

                            Redemption of Securities

SECTION 1201. Optional Redemption.

            (a) At any time on or after September 30, 2006, the Company shall have the right to redeem the Securities, in whole or in part, from time to time, at a Redemption Price equal to 100% of the principal amount of Securities to be redeemed plus accrued but unpaid interest, including any Additional Interest, if any, to the Redemption Date.

            (b) If, at any time, a Partnership Tax Event or a Partnership Investment Company Event (each a "Partnership Special Event") shall occur and be continuing, the Company may, within 90 days following the occurrence of such Partnership Special Event, elect to redeem the Securities in whole (but not in part), upon not less than 30 or more than 60 days' notice at the Redemption Price, provided that, if at the time there is available to the Company or the Partnership the opportunity to eliminate, within such 90-day period, the Partnership Special Event by taking some ministerial action, such as filing a form or making an election,
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                                                                              56


or pursuing some other similar reasonable such measure that in the sole judgment of the Company has or will cause no adverse effect on the Partnership, the Trust or the Company, the Company will pursue such measure in lieu of redemption.

SECTION 1202. Applicability of Article.

            Redemption of Securities, at the election of the Company as permitted by Section 1201, shall be made in accordance with such provision and this Article.

SECTION 1203. Authorization for Redemption; Notice to Trustee.

            The election of the Company to redeem Securities pursuant to Section 1201 shall be evidenced by a Board Resolution. In case of any redemption, the Company shall, at least 30 days and no more than 60 days prior to the Redemption Date fixed by the Company, notify the Trustee of such Redemption Date and of the principal amount of Securities to be redeemed and provide a copy of the notice of redemption given to Holders of Securities to be redeemed pursuant to Section 1204.

SECTION 1204. Selection by Trustee of Securities to Be Redeemed.

            If less then all the Securities are to be redeemed (unless such redemption affects only a single Security), the particular Securities to be redeemed shall be selected not more than 60 days prior to the Redemption Date by the Trustee, from the Outstanding Securities not previously called for redemption, by such method (including pro rata or by lot) as the Trustee shall deem fair and appropriate and which may provide for the selection for redemption of portions (equal to $25 or any integral multiple thereof) of the principal amount of the Securities.

            The Trustee shall promptly notify the Company in writing of the Securities selected for redemption as aforesaid and, in case of any Securities selected for partial redemption as aforesaid, the principal amount thereof to be redeemed.

            The provisions of the two preceding paragraphs shall not apply with respect to any redemption affecting only a single Security, whether such Security is to be redeemed in whole or in part. In the case of any such redemption in part, the unredeemed portion of the principal amount of the Security shall be in an authorized denomination (which shall not be less than the minimum authorized denomination) for such Security.

            For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.
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                                                                              57


SECTION 1205. Notice of Redemption.

            Notice of redemption shall be given by first-class mail, postage prepaid, mailed not less than 30 nor more than 60 days prior to the Redemption Date, to each Holder of Securities to be redeemed, at his address appearing in the Security Register.

            All notices of redemption shall identify the Securities to be redeemed and shall state:

            (1) the Redemption Date,

            (2) the Redemption Price,

            (3) that on the Redemption Date the Redemption Price will become due and payable upon each such security to be redeemed and that interest thereon will cease to accrue on and after said date, and

            (4) the place or places where such securities are to be surrendered for payment of the Redemption Price.

            Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company's request, by the Trustee in the name and at the expense of the Company.

SECTION 1206. Deposit of Redemption Price.

            Prior to any Redemption Date, the Company shall deposit with the Trustee or with a Paying Agent (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 1003) an amount of money sufficient to pay the Redemption Price of, and (except if the Redemption Date shall be an Interest Payment Date) accrued interest on, all the Securities which are to be redeemed on that date.

SECTION 1207. Securities Payable on Redemption Date.

            Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified, and from and after such date (unless the Company shall default in the payment of the Redemption Price and accrued interest) such Securities shall cease to bear interest. Upon surrender of any such Security for redemption in accordance with said notice, such Security shall be paid by the Company at the Redemption Price, together with accrued interest to the Redemption Date; provided, however, that installments of interest whose Stated Maturity is on or prior to the Redemption Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the
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                                                                              58


relevant Record Dates according to their terms and the provisions of Section
307.

            If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at the rate borne by the Security.

SECTION 1209. Securities Redeemed in Part.

            Any Security which is to be redeemed only in part shall be surrendered at a place of payment therefor (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and deliver to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered. The Company may not redeem fewer than all the Outstanding
Securities unless all accrued and unpaid interest (including Additional
Interest) has been paid on such Securities.
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                                                                              59


            This instrument may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all such counterparts shall together constitute but one and the same instrument.

            IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the day and year first above written.

                                    AT&T CAPITAL CORPORATION, as Issuer


                                    By:____________________________
                                       Name:
                                       Title:

Attest:

___________________________


                                    THE FIRST NATIONAL BANK OF CHICAGO,
                                      N.A., as Trustee


                                    By:____________________________
                                       Name:
                                       Title:

Attest:

____________________________

STATE OF NEW YORK       )
                        ss.:
COUNTY OF ________      )

            On the ____ day of ________, 1996, before me personally came ________, to me known, who, being by me duly sworn, did depose and say that he/she is the ________ of [Name of Issuer] [the Guarantor], one of the corporations described in and which executed the foregoing instrument; and that he/she signed his/her name thereto by authority of the Board of Directors of such corporation.

            IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal the day and year in this certificate first above written.


                                    ------------------------------

[SEAL]




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